Exhibit 99.(a)(1)(lxxvi)

Hudbay Announces Successful Completion of Offer to Acquire Augusta

Toronto, Ontario, July 29, 2014 — HudBay Minerals Inc. (“Hudbay”) (TSX, NYSE: HBM) announced today that it has taken up the additional 6,100,762 common shares (“Augusta Shares”) of Augusta Resource Corporation (“Augusta”) that were validly deposited under Hudbay’s offer to acquire all of the outstanding Augusta Shares not already owned by Hudbay or its affiliates (the “Offer”).  Hudbay now owns 145,393,108 (approximately 96%) of the outstanding Augusta Shares. The Offer has terminated and Hudbay intends to acquire, through a subsequent acquisition transaction, the Augusta Shares it does not already own for the same consideration per Augusta Share as was paid under the Offer.

Important Notice

This news release does not constitute an offer to buy or the solicitation of an offer to sell any of the securities of Hudbay or Augusta.

Hudbay intends to acquire, through a subsequent acquisition transaction, the Augusta Shares it does not already own.  In connection with any subsequent acquisition transaction, Augusta would send to its shareholders and file with Canadian securities regulatory authorities and furnish to the Securities and Exchange Commission (the “SEC”) a proxy circular relating to the subsequent acquisition transaction (the “Proxy Circular”) , and Hudbay will file with the SEC one or more amendments to its registration statement on Form F-10 (the “Registration Statement”) with respect to Hudbay securities to be issued in such transaction.  This news release is not a substitute for the Proxy Circular, the Registration Statement and the prospectus set forth therein, or other documents filed with the SEC by Hudbay or Augusta. AUGUSTA SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY CIRCULAR AND REGISTRATION STATEMENT, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT HUDBAY, AUGUSTA AND THE SUBSEQUENT ACQUISITION TRANSACTION. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC’s website, www.sec.gov. All such materials may also be obtained without charge at Hudbay’s website, www.hudbayminerals.com or by directing a written or oral request to the Information Agent for the Offer, Kingsdale Shareholder Services Inc., toll-free at 1-877-659-1818 or by e-mail at contactus@kingsdaleshareholder.com or to the Vice President and General Counsel of Hudbay at 25 York Street, Suite 800, Toronto, Ontario, telephone (416) 362-8181.

Cautionary Note Regarding Forward Looking Statements

This news release contains “forward-looking statements” and “forward-looking information” (collectively, “forward-looking information”) within the meaning of applicable Canadian and United States securities legislation. Forward-looking information includes information that relates to, among other things, statements with respect to the intention to acquire Augusta Shares pursuant to a subsequent acquisition transaction. Forward-looking information is not, and cannot be, a guarantee of future results or events.

Forward-looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by us at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward-looking information. Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking information. Accordingly, the reader should not place undue reliance on forward-looking information. Hudbay does not assume any obligation to update or revise any forward-looking information after the date of this news release or to explain any material difference between subsequent actual events and any forward-looking information, except as required by applicable law.

About Hudbay

Hudbay (TSX, NYSE: HBM) is a Canadian integrated mining company with assets in North and South America principally focused on the discovery, production and marketing of base and precious metals. Hudbay’s objective is to maximize shareholder value through efficient operations, organic growth and accretive acquisitions, while maintaining its financial strength. A member of the S&P/TSX Composite Index and the S&P/TSX Global Mining Index, Hudbay is committed to high standards of corporate governance and sustainability. Further information about Hudbay can be found on www.hudbayminerals.com.

For shareholder inquiries, please contact Kingsdale Shareholder Services

1-866-229-8874 (North American Toll Free Number)

1-416-867-2272 (Outside North America)

contactus@kingsdaleshareholder.com

For further information, please contact:

Candace Brûlé

Director, Investor Relations

(416) 814-4387

candace.brule@hudbayminerals.com

For media inquiries, please contact:

Scott Brubacher

Director, Corporate Communications

(416) 814-4373

scott.brubacher@hudbayminerals.com